UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.___)
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under 240.14a-12
LIGAND PHARMACEUTICALS INCORPORATED
Name of Registrant as Specified In Its Charter
Name of Person(s) Filing Proxy Statement, if other than the Registrant
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO THE PROXY STATEMENT FOR THE ANNUAL MEETING
OF STOCKHOLDERS OF LIGAND PHARMACEUTICALS INCORPORATED

The following information supplements and amends the proxy statement (“Proxy Statement”) of Ligand Pharmaceuticals Incorporated (the “Company”) filed with the Securities and Exchange Commission on April 25, 2024 and furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for the 2024 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held on June 14, 2024 at 11:30 a.m. Eastern Time via live webcast at the link: www.meetnow.global/M9M96C9. Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined herein have the meaning given to them in the Proxy Statement.
The purpose of this Supplement is to clarify the voting standards included in the Proxy Statement.
The Record Date for determining stockholders’ eligibility to vote at the Annual Meeting remains April 19, 2024. The Company encourages any eligible stockholder that has not yet voted their shares or provided voting instructions to their broker or other record holders to do so promptly. Any stockholders who have already voted or submitted a proxy do not need to take any further action unless they wish to change their vote.
Except as set forth herein, no additional changes have been made to the Proxy Statement or the notice of meeting or the proposals to be brought before the Annual Meeting, which are presented in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement and the notice of meeting.
The Proxy Statement is hereby supplemented and amended as follows:

The following text replaces, in its entirety, the text on page 10 in paragraph 4 under the question “How many votes are required for the approval of the proposals and how are votes counted?
The proposal to approve the amendment and restatement of our 2002 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the stock having voting power present in person at the live webcast or represented by proxy and entitled to vote on the subject matter of the proposal. Abstentions will have the same effect as a vote against this proposal. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on the resolution to approve the amendment and restatement of our 2002 Stock Incentive Plan. Broker non-votes will have no effect on the outcome of the vote.

The following text replaces, in its entirety, the text on page 41 in Proposal No. 4 under the subheading “REQUIRED VOTE.”
The proposal to approve the amendment and restatement of our 2002 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the stock having voting power present in person at the live webcast or represented by proxy and entitled to vote on the subject matter of the proposal. Abstentions will have the same effect as a vote against this proposal. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on the resolution to approve the amendment and restatement of our 2002 Stock Incentive Plan. Broker non-votes will have no effect on the outcome of the vote.